T. LEAVELL & ASSOCIATES, INC.

                                 CODE OF ETHICS


I.   Introduction
     ------------

     A.   General Principles
          ------------------

          This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of T. Leavell & Associates, Inc. (TLA) and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of TLA's clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     B.   Legal Requirement
          -----------------

          The Investment Company Act of 1940 (the "Act") makes it unlawful for any Covered Person, in connection with the purchase or sale by such person of a security:

          1.   To employ any device, scheme or artifice to defraud anyone;

          2. To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit;

          4.   To engage in any manipulative practice.

          A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a client's account, or (ii) is being or has been considered by T. Leavell & Associates, Inc. (the "Advisor") for purchase by a client's account. A purchase or sale includes the purchase or sale of an option to purchase or sell.

     C.   Applicability
          -------------

          For purposes of this Code, "Covered Persons" shall mean:

          1. Any officer or employee of TLA or of any company in a control relationship to TLA who, in connection with his or her regular functions or duties, makes or participates in decisions regarding the purchase or sale of securities by TLA or whose functions relate to providing information or advice to individuals making such decisions or executing such decisions (an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting TLA's clients (Investment Counselors);

          2. Any officer or employee of TLA, or of any company in a control relationship to TLA, and any director, officer or employee of TLA who, in connection with his or her regular functions or duties, obtains information concerning recommendations made to TLA's clients with regard to the purchase or sale of a security.

II.  Restrictions on Activities
     --------------------------

     A.   Blackout Periods
          ----------------

          1. No Covered Person shall purchase or sell, directly or indirectly, any security on a day during which TLA has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

          2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days after TLA has traded in that security unless all of the transactions contemplated by TLA in that security has been completed prior to such transaction. If a securities transaction is executed by TLA within seven (7) calendar days after a Portfolio Manager executed a transaction in the same security, the Designated Supervisory Person will review the Portfolio Manager's and TLA's transactions to determine whether the Portfolio Manager did not meet his or her fiduciary duties to TLA in violation of this Code.

     B.   Interested Transactions
          -----------------------

          No Advisory Person shall recommend any securities transactions by TLA without having disclosed to the Portfolio Manager his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          a. any direct or indirect beneficial ownership of any securities of such issuer;

          b.   any contemplated transaction by such person in such securities;

          c.   any position with such issuer or its affiliates; and

          d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

     C.   Discussion of Trading
          ---------------------

          No Covered Person shall discuss with or otherwise inform others of any contemplated security transactions by TLA except in the performance of his duties of employment or in an official capacity and then only for the benefit of an advisory client and in no event for personal gain or for the benefit of others. No such person shall release information as to any investment portfolio changes on behalf of an advisory client, proposed or in process, except 1) upon the contemplation of such changes, 2) when the disclosure results from the publication of a prospectus or 3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, or 4) in conjunction with any report to which shareholders are entitled.

     D.   Initial Public Offerings
          ------------------------

          No Advisory Person shall acquire any beneficial ownership in any securities in an initial public offering for his or her personal account without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of TLA) and has concluded after consultation with other investment advisory personnel of TLA that the firm has no foreseeable interest in purchasing such securities.

     E.   Private Placements
          ------------------

          No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of TLA) and has concluded after consultation with other investment advisory personnel of TLA that the firm has no foreseeable interest in purchasing such securities.

     F.   Short-Term Trading Profits
          --------------------------

          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which are the same or equivalent to those securities purchased by or at the direction of TLA within 60 calendar days. Any profit so realized shall, unless TLA's Board approves otherwise, be paid over to a charitable organization of the Designated Supervisory Person's choosing.

          Notwithstanding the foregoing provision, an Advisory Person, subject to advance approval of the Designated Supervisory Person (as hereinafter defined) on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

     G.   Gifts
          -----

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of TLA.

     H.   Service as a Director
          ---------------------

          No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization by the Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of TLA's advisory clients.

III. Exempt Transactions
     -------------------

     A. For purposes of this Code, the term "security" shall not include the following:

          1.   securities issued by the Government of the United States;
          2.   bankers' acceptances;
          3.   bank certificates of deposit;

          4.   commercial paper;
          5. fixed-income securities, provided that (a) the security has a credit rating of at least Aa or Aaa from Moody's Investors Service, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume; and
          6.   shares of registered open-end investment companies.

     B. The prohibitions described in paragraphs (A) and (F) of Article II and paragraph (A) of Article IV shall not apply to:

          1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          2. Purchases or sales of securities which are not eligible for purchase or sale by the Funds;

          4. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

          5. Purchases or sales that are non-volitional on the part of the Covered Person;

          6. Purchases that are part of an automatic dividend reinvestment plan;

          7. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sale of such rights so acquired;

          8. Purchases or sales of currencies, currency futures, interest rate futures, index futures, and/or options on any of the foregoing;

          9. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

          10. Transactions in a security for which the purchase or sale price, when aggregated with the purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, except that such amount shall be $100,000 in the case of issuers with total market capitalizations in excess of $4 billion;

          11. Purchases or sales of an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less; or

          12. Subject to the advance approval by a Designated Supervisory Person (as defined below) purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

IV.  Compliance Procedures
     ---------------------

     A.   Preclearance
          ------------

          A Covered Person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, only if (1) such purchase or sale has been approved by a supervisory person designated by the Advisor (the "Designated Supervisory Person"), (2) the approved transaction is completed by the close of business on the second trading day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction. The Designated Supervisory Person will retain written records of such clearance requests.

     B.   Reporting
          ---------

          Every Covered Person must report certain information about each transaction by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security, provided, however, that a Covered Person shall not be required to make a report with respect to any transaction which would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisors Act of 1940, as amended.

          A Covered Person must submit the report required by this Article IV to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All reports must be made on the attached form.

          Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

     C.   Certification of Compliance
          ---------------------------

          Each Covered Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     D.   Records of Securities Transactions
          ----------------------------------

          Each Covered Person is required to direct his/her brokers to supply to the Designated Supervisory Person, on a timely basis, duplicate copies of all confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

     E.   Disclosure of Personal Holdings
          -------------------------------

          Upon commencement of employment or within 10 days of being designated a Covered Person, and annually thereafter, each Covered Person shall be required to disclose his or her current personal securities holdings to the Designated Supervisory Person. The Annual Holdings Report must contain information current as of a date no more than 30 days before the Report is submitted.

     F.   Designate Supervisory Person
          ----------------------------

          "Designated Supervisory Person" means Richard Mitchell or, in his/her absence, an alternative Designated Supervisory Person (Dorothy G. Gambill), or their respective successors in such positions.

     G.   Notification of Subject Persons
          -------------------------------

          The Designated Supervisory Person shall notify each "Covered Person" of TLA who may be required to make reports pursuant to this Code that such person is subject to this Code and its reporting requirements and shall deliver a copy of this Code to each such person.

     H.   Review by the Board of Directors
          --------------------------------

          1. At least quarterly, the Designated Supervisory Person shall report to the Board of Directors any violations requiring significant remedial action during the past quarter.

          2. At least annually, the Designated Supervisory Person shall report in writing to the Board of Directors:

               a. a description of all issues that arose during the previous year under the Code; and
               b. information regarding material Code violations and sanctions imposed in response to the material violations; and
               c. that the 17j-1 organization has adopted procedures reasonably necessary to prevent its Covered Persons from violating its Code of Ethics.

V.   Sanctions
     ---------

          Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person shall report the violation to the management personnel of the Advisor for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Covered Person, a monetary fine, or suspension or termination of the Covered Person's relationship with TLA.

VI.  Confidentiality
     ---------------

          All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VII. Other Laws, Rules and Statement of Policy
     -----------------------------------------

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by TLA.

VIII. Further Information
      -------------------

     If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Designated Supervisory Person.

IX.  Records
     -------

     This Code, a copy of each report by a Covered Person, any written report hereunder by the Advisor, and lists of all persons required to make reports shall be preserved with TLA's records for the period required by Rule 17j-1.

Dated:  August 21, 2000

                                        T. LEAVELL & ASSOCIATES, INC.

                                        Thomas W. Leavell
                                        President
                                        T. Leavell & Associates, Inc.

                                  Attachment A
                                  ------------

     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person, or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                                                    Attachment B
                                                                    ------------

                      PRE-CLEARANCE OF SECURITY TRANSACTION

To: _______________________, Designated Supervisory Person

From: ________________________________________
                 (Name of Employee)

Date: ________________________________________

     1. I hereby seek approval for the [ ] purchase/[ ] sale of _____________ shares or $___________ par value of ________________ for the cash or margin account of __________________.

     2.   The price per share or contract is approximately $_________________.

     3. The transaction [ ] is/[ ] is not in connection with a private placement.

     4.   Said transaction was recommended to me by ________________________.

     I have no knowledge of any account managed by T. Leavell & Associates, Inc. actively considering the purchase or sale of this Security.

     I have read the Code of Ethics within the past year and recognize that I am subject to it.

     After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and T. Leavell & Associates, Inc.'s Insider Trading Policy. If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

                                        ________________________________________
                                                  Signature of Employee

APPROVED: _____________________________________ DATE:___________________________

TRANSACTION COMPLETED: Date _____________ No. of Shares _______ Price __________

TRANSACTION UNFILLED: _________________________

COMMENTS/FOLLOW UP:
------------------



          (This authorization is valid until close of business on the second trading day following authorization.)

                                                                    Attachment C
                                                                    ------------

                                                                _____ Qtr, 200__

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

          Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving shares of Williamsburg Investment Trust) as defined in the Code of Ethics, executed during the reporting period. DO NOT ATTACH BROKERAGE REPORTS. The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the tenth (10th) day after the close of the quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

[ ] .... I have executed no Securities Transactions during the quarter.
[ ] .... The following is a complete list of my Securities Transactions:

==============================================================================================================================
  SECURITY           TRANSACTION DATE   PURCHASE, SALE, OR OTHER   # OF SHARES OR PRINCIPAL      PRICE        EXECUTING BROKER
                                                                      AMOUNT OF SECURITY
==============================================================================================================================
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

     I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name: ___________________________________________

Signature: ______________________________________________

Date: ___________________________________________________


THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.